ENDOWMENTS
     One Market, Steuart Tower, Suite 1800, San Francisco, California 94105
                              Phone (415) 421-9360


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



ROBERT G. O'DONNELL, Chairman and PEO, and SUSI M. SILVERMAN, Treasurer of Endowments (the "Registrant"), each certify to the best of his or her knowledge that:

1) The Registrant's periodic report on Form N-CSR for the period ended July 31, 2003 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                       Chief Financial Officer

ENDOWMENTS                                    ENDOWMENTS


/s/ Robert G. O'Donnell                       /s/ Susi M. Silverman
Robert G. O'Donnell, Chairman                 Susi M. Silverman, Treasurer


Date:  October 6, 2003                        Date: October 7, 2003


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to ENDOWMENTS and will be retained by ENDOWMENTS and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.